EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                              PRIVATE FUNDING INC.

         The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the state of Florida.

                                    ARTICLE 1

                                      NAME

         The name of the corporation shall be

                              PRIVATE FUNDING INC.

         The address of the principal office of this corporation shall be:

                               511 NE 94th Street

                             Miami Shores, Fl 33138

                                   ARTICLE II

                               NATURE OF BUSINESS

         This corporation may engage or transact any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                                   ARTICLE III

                                  CAPITAL STOCK

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 1,000,000 shares of common stock, $.01 par value per share.

                                   ARTICLE IV

                           INITIAL BOARD OF DIRECTORS

         The corporation shall have one director initially. The number of directors may be either increased or diminished from time to time as provided in the bylaws but shall be less than one. The name and address of the initial director of this corporation is:

                                  STUART COOPER
                               511 NE 94TH STREET
                             MIAMI SHORES, FL 33138

                                    ARTICLE V

                                REGISTERED AGENT

         The name and street address of the initial registered agent of the corporation shall be:

                                JEFFREY G. KLEIN
                             23123 STATE ROAD SEVEN
                                   SUITE 350-B
                            BOCA RATON, FLORIDA 33428

                                   ARTICLE VI

                                TERM OF EXISTENCE

         This corporation is to exist perpetually.

                                   ARTICLE VII

                                  INCORPORATOR

         The name and address of the incorporator to these Articles of Incorporation is:

                            JEFFREY G. KLEIN, ESQUIRE
                                   SUITE 350-B
                             23123 STATE ROAD SEVEN
                            BOCA RATON, FLORIDA 33428

                                  ARTICLE VIII

                                    ELECTIONS

         The Corporation expressly elects not to governed by the provisions of
Section 607.0901 and 607.0902 of the Florida Business Corporation Act.

         IN WITNESS WHEREOF, I have made and subscribed these Articles of Incorporation this 4th day of August, 1999.

                                                 /s/ JEFFREY G KLEIN
                                               -----------------------------
                                               JEFFREY G KLEIN, INCORPORATOR

                    ACCEPTANCE OF REGISTERED AGENT DESIGNATED

         JEFFREY G. KLEIN, having a business office identical with the registered office of the corporation named above, and having been designated as the Registered Agent in the above Articles of Incorporation and is familiar with and accepts the obligation of the position of Registered agent under Section
607.0505 Florida Statues.

                                              /s/ JEFFREY G KLEIN
                                             ----------------------------------
                                             JEFFREY G. KLEIN, REGISTERED AGENT

                             ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                               PRIVATE FUNDING INC

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, PRIVATE FUNDING INC, a Florida corporation (the "Corporation"), hereby adopts the following amendments to its Articles of Incorporation:

1. Article I of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

                                    ARTICLE I

                                      NAME

         The name of the Corporation shall be PRIVATE CAPITAL INVESTORS, INC.

         The address of the principal office of the Corporation shall be 511 NE 94th Street, Miami Shores, Florida, 33138, and the mailing address of the Corporation shall be the same.

2. Article III of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

                                   ARTICLE III

                                  CAPITAL STOCK

         The Corporation is authorized to issue 100,000,000 shares of common stock, $.001 par value per share.

3. Article V of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

                                    ARTICLE V

                                 REGISTERED MAIL

         The name and the street address of the registered agent of this Corporation are:

                          Corporation Company of Miami
                              201 S Biscayne Blvd.
                             1500 Miami Center (AGS)
                              Miami, Florida 33131

         The foregoing Articles of Amendment to the Articles of Incorporation were approved and adopted by all of the Shareholders and Directors of the Corporation on the 7th day of August, 2000, in the manner prescribed by Section
607.1003 of the Florida Business Corporation Act.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by a duly authorized officer on this 7th day of August, 2000.

                                                 /s/  STUART D. COOPER
                                                 -------------------------------
                                                 STUART D. COOPER, PRESIDENT

                         ACCEPTANCE BY REGISTERED AGENT

         HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR PRIVATE FUNDING INC. WHICH CHANGED ITS NAME TO PRIVATE CAPITAL INVESTORS INC., AT THE PLACE DESIGNATED IN ARTICLE V OF THESE ARTICLES OF INCORPORATION, THE UNDERSIGNED CORPORATION HEREBY AGREES TO ACT IN THIS CAPACITY, AND FURTHER AGREES TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE DISCHARGE OF ITS DUTIES.

         DATED THIS 7TH DAY OF AUGUST, 2000


                          CORPORATION COMPANY OF MIAMI

                            By /s/ Lalaine A. Landau
                               -----------------------------------
                            Lalaine A. Landau, Assistant Secretary
                            For CORPORATION COMPANY OF
                            MIAMI

                                       2